Exhibit 23(b)


           CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement (Form S-8) to register 3,500,000 shares of common stock of Butler National Corporation, of our report date July 26, 1997, included in Butler National Corporation's Annual Report on Form 10-K for the year ended April 30, 1997, and to all references to our firm included in this Registration Statement.



                                   ARTHUR ANDERSEN LLP


Kansas City, Missouri
February 20, 1998